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EXHIBIT 5.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

        We hereby consent to the use and reference to our name and report evaluating a portion of Cenovus Energy Inc.'s oil and gas reserves data, including estimates of proved reserves and probable reserves and related future net revenue as at December 31, 2013, estimated using forecast prices and costs, and the information derived from our reports, as described or incorporated by reference in Cenovus Energy Inc.'s Registration Statement on Form F-10.

Yours truly,
GLJ PETROLEUM CONSULTANTS LTD.
/s/ Keith M. Braaten Keith M. Braaten, P. Eng. President & CEO

Calgary, Alberta
June 24, 2014

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  EXHIBIT 5.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEER